UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2021

UNITY SOFTWARE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39497	27-0334803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 3rd Street

San Francisco, California 94103-3104

(Address, including zip code, of principal executive offices)

(415) 539-3162

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.000005 par value	U	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On November 7, 2021, Unity Software Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) by and among the Company, Weta Digital Limited, a company incorporated in New Zealand with the company number 56770 (the “Seller”), and Film Property Trust, Weta Holdings LLC, Joseph Letteri, and Weta Principal Fund LLC (each a “Shareholder” and collectively the “Shareholders”). The Seller is a premier creator and innovator of visual effects and animation.

Pursuant to the terms and conditions of the Agreement, the Company agreed to purchase (the “Transaction”) certain assets of the Seller, including, among others, the Seller’s audio-visual effects development and management software tools, intellectual properties, goodwill, rights and claims, other than certain excluded assets (the “Transferred Assets”). The purchase price for the Transferred Assets consists of (i) an amount in cash equal to $1,000,000,000 and (ii) a number of shares of the Company’s common stock equal to $625,000,000, subject to adjustment as set forth in the Purchase Agreement. Under the terms of the Purchase Agreement, the Company has agreed to file a resale registration statement covering the resale of these shares of the Company’s common stock.

The closing of the Transaction is subject to applicable regulatory clearances and other customary closing conditions.

The foregoing description of the Purchase Agreement and the Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference. The representations, warranties and covenants in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement for the purpose of allocating contractual risk between those parties, and do not establish these matters as facts. Investors should not rely on the representations, warranties and covenants as characterizations of the actual state of facts or condition of the Company.

Item 3.02.	Unregistered Sale of Equity Securities

The information set forth in Item 1.01 above regarding the agreement to issue shares of the Company’s common stock is incorporated by reference into this Item 3.02. The shares of the Company’s common stock will be issued upon the closing of the Transaction pursuant to exemptions from registration under Section (4)(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation S promulgated thereunder.

Item 7.01.	Regulation FD Disclosure.

On November 9, 2021, the Company issued a press release announcing the entry into the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Asset Purchase Agreement, dated November 7, 2021, by and among Unity Software Inc., Weta Digital Limited, Film Property Trust, Weta Holdings LLC, Joseph Letteri, and Weta Principal Fund LLC

99.1	Press Release, dated November 9, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY SOFTWARE INC.

Date: November 9, 2021	By:	/s/ John Riccitiello
John Riccitiello
President and Chief Executive Officer